Exhibit 99.1

BioTime Provides Financing and Product Development Update

  $12.6 Million Raised Since October 1, 2013 in At-the-Market Stock Sales
  Company is Awarded New NIH SBIR Grant
  Premvia™ 510(k) Premarket Notification Submitted to FDA for Review

ALAMEDA, Calif.--(BUSINESS WIRE)--March 3, 2014--BioTime, Inc. (NYSE MKT: BTX) today announced the results of its capital raising activities since October 1, 2013 through its $25 million Controlled Equity Offering facility, and through sales of BioTime common shares by certain of its subsidiaries, in “at-the-market” transactions through Cantor Fitzgerald & Co., as sales agent. BioTime and its majority owned subsidiaries, LifeMap Sciences, Inc., Cell Cure Neurosciences, Inc. and OncoCyte Corp. raised gross proceeds of approximately $12.6 million, in the aggregate, from the sale of approximately 3.31 million common shares at a weighted average price of $3.81 per share in the open market, including approximately $8.5 million since January 1, 2014.

BioTime also announced today that it has been awarded a SBIR Phase 1 Small Business Grant from the National Institute of General Medical Sciences (NIGMS) at the National Institutes of Health (NIH). The project entitled “Reagents for Targeted Ablation of Residual Contaminating Pluripotent Stem Cells” is aimed at developing a product designed as a simple cell culture additive that will reduce the risk of contamination of therapeutic stem cell formulations by residual pluripotent stem cells. Unlike BioTime’s PureStem® technology, first generation protocols used in many laboratories to manufacture cell types from pluripotent stem cells can be contaminated with undesired cell types. Under the grant, BioTime will work to develop reagents that selectively identify and kill residual pluripotent cells while leaving the intended therapeutic stem cells unharmed. Any products that may be developed may be marketed to the stem cell research community and to cell therapy companies that are developing pluripotent stem cell derived products without BioTime’s PureStem® technology, for the treatment of degenerative diseases and injury.

In another product development update, BioTime announced that it has submitted to the United States Food and Drug Administration (FDA) a 510(k) premarket notification for Premvia™ as a Class II wound management medical device, and the FDA has informed BioTime that the 510(k) notification has been accepted for review. Premvia™ is a member of BioTime’s HyStem® family of hydrogels. The product is indicated for the management of wounds, including partial and full-thickness wounds, tunneling wounds, pressure ulcers, diabetic ulcers, second degree burns, skin tears and draining wounds where a hydrating tissue matrix is needed. A 510(k) notification is required in order to market a Class II device intended for human use and must be followed by an order, in the form of a letter, from the FDA finding the device to be substantially equivalent to a legally marketed device. We may be required to provide human clinical data demonstrating safety and efficacy of Premvia™ for approval as a medical device if the FDA determines that marketing approval should not be granted on the basis of a 510(k) application.

The global market for all wound care products is estimated at $16 billion and is composed of many distinct market segments. Premvia™ addresses needs within the advanced wound care segment that is forecast to reach $8.7 billion in 2015. According to market surveys, greater efficacy in wound healing and reduced hospital stays is driving an increasing preference for advanced products over traditional wound dressings. The increasing aged population, rise in chronic disease, and technological advancements is expect to further drive demand for innovative wound care solutions and market growth. In the long term, advances in tissue-engineered products are expected to dominate the market.

Approval of the notification will provide BioTime with a foundation for the use of Premvia™ to develop more advanced bioactive dermatological products before marketing Premvia™, which would likely require clinical testing to demonstrate safety and efficacy of the new products, and additional FDA review and approval.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

• Asterias Biotherapeutics, Inc. is a new subsidiary which has acquired the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.

• OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.

• Cell Cure Neurosciences Ltd. (“Cell Cure Neurosciences”) is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.

• LifeMap Sciences, Inc. (“LifeMap Sciences”) markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database.

• ES Cell International Pte Ltd., a Singapore private limited company, developed clinical and research grade hES cell lines and plans to market those cell lines and other BioTime research products in over-seas markets as part of BioTime’s ESI BIO Division.

• BioTime Asia, Limited, a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.

• OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.

• ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

Additional information about BioTime can be found on the web at www.biotimeinc.com.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Lesley Stolz, PhD, 510-521-3390, ext 367
Executive Vice President, Corporate Development
lstolz@biotimemail.com
or
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com